As filed with the U.S. Securities and Exchange Commission on December 8, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Daedalus Special Acquisition Corp.
(Exact name of registrant as specified in its charter)

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Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

50 Sloane Avenue
London, SW3 3DD, United Kingdom
Telephone: +44 207 297 3592
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Telephone: (212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Mitchell S. Nussbaum, Esq. Andrei Sirabionian, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000	Douglas S. Ellenoff Stuart Neuhauser Anthony Ain Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-290165

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed by Daedalus Special Acquisition Corp., a blank check company incorporated as a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-290165), initially filed by the Registrant on September 10, 2025 and declared effective by the Securities and Exchange Commission (the “Commission”) on December 8, 2025 (the “Prior Registration Statement”).

This Registration Statement covers the registration of an additional 2,875,000 of the Registrant’s units, each consisting of one Class A ordinary share and one-fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth in Exhibit 107 filed herewith by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of December 9, 2025), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than December 9, 2025.

Part II

Information not required in prospectus

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits.    All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (File No. 333-290165) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Loeb & Loeb LLP.
5.2	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Registrant.
23.1	Consent of CBIZ CPAs P.C.
23.2	Consent of Loeb & Loeb LLP (included on Exhibit 5.1).
23.3	Consent of Maples and Calder (Cayman) LLP (included on Exhibit 5.2).
107	Filing Fee Table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on the 8th day of December, 2025.

Daedalus Special Acquisition Corp.
By:	/s/ Orkun Kilic
Name:	Orkun Kilic
Title:	Co-Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Husnu Akin Babayigit	Co-Chief Executive Officer and Director	December 8, 2025
Husnu Akin Babayigit	(principal executive officer)
/s/ Orkun Kilic	Co-Chief Executive Officer and Director	December 8, 2025
Orkun Kilic	(principal executive officer)
/s/ Nimika Karadia	Chief Financial Officer	December 8, 2025
Nimika Karadia	(principal financial and accounting officer)
/s/ Debra Schwartz	Director	December 8, 2025
Debra Schwartz
/s/ Bedii Can Yücaoğlu	Director	December 8, 2025
Bedii Can Yücaoğlu
/s/ Sean Davey Ryan	Director	December 8, 2025
Sean Davey Ryan

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AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, Daedalus Special Acquisition Corp. has signed this registration statement in New York, on December 8, 2025.

Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

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